Independent auditors' consent




The board and shareholders
AXP Strategy Series, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectus included or incorporated herein by reference and under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference on Form N-14.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    March 25, 2004